Exhibit 23.7

September 13, 2005

A-Max Technology Limited

10/F, A-Max Technology Tower

12-16 Fui Yiu Kok Street, Tsuen Wan

New Territories, Hong Kong

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of A-Max Technology Limited (the “Company”), effective immediately upon the commencement of trading of the Company’s American Depositary Shares on the Nasdaq National Market, in the Registration Statement on Form F-1 originally filed by the Company on September 13, 2005 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Peter Clarke
Peter Clarke

HK\21041.1